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                                                                    Exhibit 23.3


                               CONSENT OF COUNSEL


The Board of Directors
Alleghany Corporation:

We consent to the reference to our firm and the inclusion of our advice in the document, dated April 13, 1999, constituting part of a prospectus covering securities that have been registered under the United States Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 relating to the Underwriters Re Group, Inc. 1998 Stock Option Plan.




                                             /s/ Wilde Sapte



London
April 13, 1999